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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          MARKWEST HYDROCARBON, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                84-1352233
     (State of incorporation or                   (I.R.S. Employer
          organization)                          Identification No.)

         155 Inverness Drive West
               Suite 200
          Englewood, Colorado                            80112
     (Address of principal executive                  (Zip Code)
               offices)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class        Name of each exchange on which
          to be registered          each class is to be registered

         Common stock, $.01 par        American Stock Exchange
          value per share



     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

     Securities Act registration Statement file number to which this form relates: None

     Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

                This Registration Statement Consists of 4 Pages
                            Exhibit Index on Page 4

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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the common stock, $.01 par value (the "Common Stock"), of MarkWest Hydrocarbon, Inc. (the "Company") to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus constituting a part of the Registration Statement filed by the Company with the Securities and Exchange Commission on Form S-1, dated August 2, 1996, as amended on September 13, 1996 (File No. 333-09513)) (the "Registration Statement"), including any other amendments thereto, which description is incorporated herein by reference.

Item 2.  Exhibits.


     1 Certificate of Incorporation of MarkWest Hydrocarbon, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, dated August 2, 1996, as amended on September 13, 1996, File No. 333-09513).

     2     Amended Bylaws of the Company (incorporated by reference to Exhibit
           3.2 to the Company's Registration Statement on Form S-1, dated August 2, 1996, as amended on September 13, 1996 (File No. 333-09513))

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: February 17, 1999         MARKWEST HYDROCARBON, INC.


                                By: /s/ Gerald A. Tywoniuk
                                   ---------------------------------------------
                                        Gerald A. Tywoniuk
                                        Chief Financial Officer

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                            MARKWEST HYDROCARBON, INC.

                             Form 8-A Exhibit Index

Exhibit
Number    Exhibits
-------   --------


      1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, dated August 2, 1996, as amended on September 13, 1996 (File No. 333-09513))

      2   Amended Bylaws of the Company (incorporated by reference to Exhibit
          3.2 to the Company's Registration Statement on Form S-1, dated
          August 2, 1996, as amended on September 13, 1996 (File No. 333-09513))

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